EXHIBIT 99.1

                                 PRESS RELEASE

                            DOLLAR TREE STORES, INC.
            REPORTS RECORD FIRST QUARTER EARNINGS PER SHARE OF $0.29

CHESAPEAKE, Va. - May 29, 2003 - Dollar Tree Stores, Inc. (Nasdaq: DLTR), the nation's leading operator of single-price point dollar stores, reported first quarter 2003 earnings per share of $0.29, a 16% increase compared to $0.25 in last year's fiscal first quarter ended April 30, 2002.

As previously reported, sales for the fiscal first quarter, which spanned February 2, 2003 to May 3, 2003, were $615.6 million, exceeding the Company's original guidance of $590-610 million. Total sales increased 20.8% quarter-over-quarter, and comparable-store sales rose 2.2%.

"Easter sales exceeded our expectations," said CEO Macon Brock, Jr., "and new-store performance has been above plan. These larger stores allow us to better serve our customers with a mix of popular seasonal and everyday merchandise that generates strong consumer loyalty and repeat visits to our stores. We are extremely pleased to start the year off with such positive sales and earnings results."

For the first quarter, gross margin was 35.4% compared to 36.2% in last year's quarter. Last year's gross margin benefited from shrink adjustments made in connection with our supply-chain implementation. Selling, general, and administrative expenses, as a percentage of sales, improved to 26.5% in the first quarter of 2003 compared to 27.2% in the same quarter last year. This performance was driven primarily by improvements in payroll and related costs, somewhat offset by higher depreciation expense.

Effective January 1, 2003, the Company adopted FIN 46 - Consolidation of Variable Interest Entities, which consolidated four distribution centers on the Company's financial statements. These distribution centers previously were accounted for as operating leases. As a result of adopting FIN 46, this quarter's results include approximately $2 million of additional pre-tax expense.

Since the beginning of the year, Dollar Tree commenced operations at its new Marietta, Oklahoma distribution center, and broke ground on two new distribution centers (one in Ridgefield, Washington; the other in Joliet, Illinois). The Company also recently announced it has signed a binding agreement to acquire Greenbacks, Inc., for approximately $100 million. As of May 15, 2003, Greenbacks operates a chain of 96 dollar stores, and is based in Salt Lake City, Utah.

At 4:45 p.m. EDT on Thursday, May 29, 2003, the Company will host a conference call to discuss its earnings results. The telephone number for the call is (630) 395-0019, passcode DLTR. A recorded version of the call will be available until midnight Tuesday, June 3 and may be accessed by dialing (402) 998-1102, passcode DLTR. A webcast of the call is accessible through Dollar Tree's website, www.DollarTree.com, as well as at Vcall's website, www.Vcall.com, and will remain on-line until midnight Tuesday, June 3. Any financial and statistical information related to the call can be accessed through the "About Us / News Releases" section of Dollar Tree's website.

For the second quarter, the Company is planning sales to be in the range of $575-$590 million (excluding Greenbacks), with the mid-point of that range equating to roughly flat comparable-store sales. This year's fiscal second quarter contains 91 days, compared to 92 days in last year's second period. The Company's regular, pre-recorded sales update will be available Monday, July 7, 2003, by 5:30 p.m. EDT, and will remain on-line through Friday, July 11, 2003. Interested parties can access the Company's update by dialing (757) 321-5TRE.

Dollar Tree Stores, Inc. operates 2,319 stores in 41 states as of May 3, 2003. During the first fiscal quarter of 2003, the Company opened 55 stores, closed 8 stores and expanded or relocated 30 stores. At May 3, 2003, the Company's retail selling square footage totaled approximately 13.9 million, a 4.9% increase from February 1, 2003 and a 27.5% increase compared to a year ago.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding our expectations for second-quarter sales and the approval and timing of our Greenbacks acquisition. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 28, 2003 and in our Current Report on Form 8-K filed May 20, 2003. Also, carefully review "Risk Factors" in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.

We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:              Dollar Tree Stores, Inc., Chesapeake
                      Erica Robb or Adam Bergman, 757/321-5000 www.DollarTree.com


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                               DOLLAR TREE STORES, INC.
                         Condensed Consolidated Balance Sheets
                                (Dollars in thousands)
                                      (Unaudited)


                                                                 May 3,                February 1,              April 30,
                                                                 2003                     2003                    2002
                                                             --------------           -------------         -------------

Cash and cash equivalents                                    $       89,873           $     237,302         $     136,958
Short-term investments                                               87,185                  63,525                    --
Merchandise inventories                                             496,904                 438,439               404,424
Other current assets                                                 27,260                  30,116                40,380
                                                             --------------           -------------         -------------
Total current assets                                                701,222                 769,382               581,762
                                                             --------------           -------------         -------------

Property and equipment, net                                         520,204                 477,947               296,389
Goodwill, net                                                        38,358                  38,358                38,358
Other assets, net                                                    18,759                  18,552                25,198
                                                             --------------           -------------         -------------

Total assets                                                 $    1,278,543           $   1,304,239         $     941,707
                                                             ==============           =============         =============


Current portion of long-term debt                            $       25,000           $      25,000         $      25,000
Accounts payable                                                     89,644                 137,668               105,067
Other current liabilities                                            76,531                  80,844                50,527
Income taxes payable                                                 14,049                  23,548                 1,947
                                                             --------------           -------------         -------------
Total current liabilities                                           205,224                 267,060               182,541
                                                             --------------           -------------         -------------

Long-term debt, excluding current portion                           142,422                 146,628                 6,000
Other liabilities                                                    50,585                  44,732                42,116
                                                             --------------           -------------         -------------

Total liabilities                                                   398,231                 458,420               230,657
                                                             --------------           -------------         -------------

Shareholders' equity                                                880,312                 845,819               711,050
                                                             --------------           --------------        -------------

Total liabilities and shareholders' equity                   $    1,278,543           $   1,304,239         $     941,707
                                                             ==============           =============         =============

STORE DATA:
Number of stores open at end of period                                2,319                   2,272                 2,048
Total selling square footage (in thousands)                          13,879                  13,237                10,889
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                                        DOLLAR TREE STORES, INC.
                             condensed Consolidated Income Statements
                           (Dollars in thousands, except per share data)
                                            (Unaudited)



                                                                                 First Quarter ended
                                                                            ----------------------------

                                                                               May 3,           Apr 30,
                                                                               2003              2002
                                                                            ----------         ---------

Net sales                                                                  $ 615,568         $ 509,668

Cost of sales                                                                397,780           325,159

Gross profit                                                                 217,788           184,509
                                                                               35.4%             36.2%

Selling, general & administrative expenses                                   163,297           138,793
                                                                               26.5%             27.2%

Operating income                                                              54,491            45,716
                                                                                8.9%              9.0%

Interest expense, net                                                         (1,248)             (164)
Other income                                                                      83               110

Earnings before income taxes                                                  53,326            45,662
                                                                                8.7%              9.0%

Income tax expense                                                            20,531            17,580

Net earnings                                                                  32,795            28,082
                                                                                5.3%              5.5%
Net earnings per share:
  Basic                                                                        $0.29             $0.25
  Weighted average number of shares                                          114,258           112,801

  Diluted                                                                      $0.29             $0.25
  Weighted average number of shares                                          114,531           114,035


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                                     DOLLAR TREE STORES, INC.
                          Condensed Consolidated Statements of Cash Flows
                                      (Dollars in thousands)
                                            (Unaudited)



                                                                                               First Quarter ended
                                                                                      -----------------------------------
                                                                                           May 3,             April 30,
                                                                                            2003                2002
                                                                                      -------------         -------------

Cash flows from operating activities:
      Net income                                                                      $      32,795         $      28,082
                                                                                      -------------         -------------
      Adjustments to reconcile net income to net cash used in operating activities:
          Depreciation and amortization                                                      23,169                16,601
          Other non-cash adjustments                                                          5,322                 5,005
          Changes in working capital                                                       (115,585)             (110,130)
                                                                                      -------------         -------------
              Total adjustments                                                             (87,094)              (88,524)
                                                                                      -------------         -------------
                  Net cash used in operating activities                                     (54,299)              (60,442)
                                                                                      -------------         -------------
Cash flows from investing activities:
      Capital expenditures                                                                  (63,336)              (29,762)
      Purchase of short-term investments                                                    (28,360)                   --
      Proceeds from maturities of short-term investments                                      4,700                    --
      Settlement of merger-related contingencies                                                 --                    42
      Acquisition of favorable lease rights                                                      --                  (813)
      Proceeds from sale of property and equipment                                               29                   252
                                                                                      -------------         -------------
                  Net cash used in investing activities                                     (86,967)              (30,281)
                                                                                      -------------         -------------

Cash flows from financing activities:
      Repayment of long-term debt and facility fees                                          (6,000)               (6,025)
      Principal payments under capital lease obligations                                     (1,657)                 (940)
      Proceeds from stock issued pursuant to stock-based
         compensation plans                                                                   1,494                16,569
                                                                                      -------------         -------------
                  Net cash (used in) provided by financing activities                        (6,163)                9,604
                                                                                      -------------         -------------
Net decrease in cash and cash equivalents                                                  (147,429)              (81,119)
Cash and cash equivalents at beginning of year                                              237,302               218,077
                                                                                      -------------         -------------
Cash and cash equivalents at end of year                                              $      89,873         $     136,958
                                                                                      =============         =============
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